EXHIBIT 10.4

                               EXCHANGE AGREEMENT
                               ------------------

     This Agreement made as of this 2nd day of July, 2001, between Julie Fisbeck and Carter M. Fortune (hereinafter referred to individually as a "Member" and collectively as the "Members"), and WOW ENTERTAINMENT, INC. (hereinafter referred to as "Entertainment"), a Delaware corporation.

                              W I T N E S S E T H :

     WHEREAS, the Members are the sole owners and managers of Murphy Development, Ltd. ("LLC"), an Ohio limited liability company; and

     WHEREAS, each Member owns 100 Units ("Units") in the LLC (collectively the "LLC Interests"); and

     WHEREAS, on June 28, 2001 each Member agreed to exchange his/her Units for 300,000 shares of Entertainment common shares as described below, so that LLC becomes a wholly-owned subsidiary of Entertainment, upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Board of Directors of Entertainment have approved and adopted this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and conditions contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a) LLC Interests shall mean the combined Units of LLC owned by the Members.

     (b) Entertainment Common Stock shall mean the total of 600,000 shares of Common Stock, $0.01 par value, of Entertainment, to be issued equally between each Member in accordance with this Agreement at the June 28, 2001 closing price of $0.20 a share.

     (c) Closing shall mean the consummation of this Agreement in accordance with the provisions hereof to be held on or before July 2, 2001 unless changed by the mutual agreement of the parties hereto.

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                                   ARTICLE II
                             EXCHANGE OF SECURITIES

At the Closing, the LLC Interests shall be exchanged for the Entertainment Common Stock. Upon the exchange, the Members shall assign the LLC Interests to Entertainment and shall execute any and all documents and take such actions as necessary to cause Entertainment to be immediately admitted as a Member of LLC in accordance with the terms of the LLC Operating Agreement. Each Member shall:
(i) cease to have any rights with respect to the Units; (ii) waive any rights he/she may have to purchase the other Member's Units; (iii) resign as a manager of LLC and (iv) consent to the substitution of Entertainment as the sole member of LLC. Such certificate previously evidencing the Units, if any, shall be exchanged by each Member for a certificate evidencing his/her share of the Entertainment Common Stock.

The Entertainment Common Stock certificate shall bear the usual restrictive legend pertaining to Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933. At the Closing, all transactions shall be deemed to have been simultaneous and none shall become effective until all have been completed.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

The following representations and warranties are hereby made by the Members to
Entertainment:

3.01 Authorization. The Members have full power and authority to enter into this Agreement and to carry out the transaction contemplated herein. This Agreement constitutes the valid and legally binding obligation of the Members, enforceable in accordance with its terms and conditions.

3.02 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental entity, or court to which either Member or LLC is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either Member or LLC is a party.

3.03 LLC Interests. Each Member holds of record and owns beneficially 100 Units of LLC, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws) encumbrances, security interests, options, warrants, purchase rights, contracts, commitments and/or equities other than as described in the Articles of Organization and Operating Agreement of the LLC. Neither Member is a party to any option, warrant, purchase right or other contract or commitment that could require the Member to sell, transfer or otherwise dispose of the Units other than as described in the Articles of Organization and Operating Agreement of the LLC. Neither Member is a party

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         to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Units (other than this Agreement). The Members shall execute any and all documents and take such actions as necessary to cause Entertainment to be immediately admitted as a member of LLC with all rights and privileges thereto.

3.04 Title to Assets. LLC has good and marketable title to all of its properties and assets, both real and personal, free and clear of all security interests, liens, claims, equities of others and restrictions on the right to transfer, none of which exceptions impairs in any material respect the normal conduct of its business.

3.05 No Litigation. There is no action, proceeding, claim or investigation pending or, to the best of the Members' knowledge, threatened against LLC or to which any of its assets or properties are subject before any court or any governmental department, commission, board, bureau, agency or instrumentality, business or goodwill and, after investigation, the Members know of no basis or grounds for any such action, proceeding, claim or investigation; and there is no outstanding order, writ, injunction or decree of any court, governmental department, commission, board, bureau, agency or instrumentality, or any arbitration award against LLC.

3.06 No Adverse Claims. None of LLC's officers or employees has any claim against it except for salaries or other ordinary expenses, and LLC is not obligated to any of such persons in any way or for any amount except for salaries, wages or ordinary expenses.

3.07 No Undisclosed Liabilities. LLC does not have any liabilities other than as set forth on its financial statements or as might be incurred in the ordinary course of business.

3.08 Accredited Investor. Each Member is an "accredited investor" as that term is defined in Regulation D of the Securities Act or has sufficient knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the transaction contemplated by this Agreement and making an informed business decision.

3.09 Investment Intention. Each Member has no present intention to dispose of any shares of Entertainment Common Stock, except for sales of shares pursuant to Rule 144 promulgated under the Securities Act.

3.10 No Brokerage Fees. No agent, broker, investment banker, person or firm acting on behalf of either Member to the best of his/her knowledge, is or will be entitled to any broker's or finder's fee or any other commission or fee, directly or indirectly, in connection with any of the transactions contemplated hereby.

3.11 Representations True. No representation or warranty contained herein, nor any statement or certificate furnished hereunder or in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

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                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF ENTERTAINMENT

The following representations and warranties are hereby made by Entertainment to the Members:

4.01 Organization; Authorization. Entertainment is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full power and authority to enter into this Agreement and to carry out the transaction contemplated herein. This Agreement constitutes the valid and legally binding obligation of Entertainment, enforceable in accordance with the terms and conditions.

4.02 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental entity, or court to which Entertainment is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Entertainment is a party.

4.03 Capital Stock. Entertainment's authorized capital stock consists of 150,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock , $0.01 par value. Entertainment has full right and authority to issue to the Members, upon the terms and conditions set forth in this Agreement, the shares specified by this Agreement and, subject to the receipt of the consideration therefor pursuant to the terms and conditions hereof, the shares will be duly and validly issued as fully paid and nonassessable shares of Entertainment common stock.

4.04 No Brokerage Fees. No agent, broker, investment banker, person or firm acting on behalf of it to the best of its knowledge, is or will be entitled to any broker's or finder's fee or any other commission or fee, directly or indirectly, in connection with any of the transactions contemplated hereby.

4.05 Representations True. No representation or warranty contained herein, nor any statement or certificate furnished hereunder or in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V
                                  MISCELLANEOUS

5.01 Tax Consequences. Each party represents that it/he/she has consulted with its/his/her own tax advisors and has made has made its/his/her own independent conclusion regarding the tax consequences of the intended transaction.

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5.02     Survival. All agreements, representations and warranties made hereunder or in connection with the transactions contemplated hereby shall survive the Closing and remain effective in accordance with the terms hereof regardless of any investigation at any time made by or on behalf of any of the parties.

5.03 Assignment. This Agreement may not be assigned nor any of the performances hereunder delegated by operation of law or otherwise by any party hereto, and any purported assignment or delegation shall be void.

5.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives, assigns and transferors.

5.05 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions or other obligations except as specifically provided. Any waiver, amendment or modification hereof must be in writing. A waiver in one instance shall not be deemed to be a continuing waiver or waiver in any other instance.

5.06 Arbitration. Any and all disputes, claims and controversies arising under or by reason of this agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association and any award rendered in such arbitration shall be binding and conclusive upon the parties. The arbitrators may decree specific performance or grant injunctions or any other equitable relief deemed proper by the arbitrators under the circumstances. Such arbitration shall be held in Indianapolis, Indiana. Judgment on any award may be entered and enforced in any court located in Indianapolis, Indiana.

5.07 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Indiana.

5.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be deemed executed upon receipt of a facsimile copy bearing signatures of the parties, provided that a complete document bearing original signatures is assembled within five business days of such execution.

5.09     Effective Date. The Effective date of the Closing shall be July 2,
         2001.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                              WOW ENTERTAINMENT, INC.



                                              By: /s/ Douglas E. May
                                                  ---------------------------
                                                  Douglas E. May, CFO



                                              /s/ Julie Fisbeck
                                              -------------------------------
                                              Julie Fisbeck, Individually




                                              /s/ Carter Fortune
                                              -------------------------------
                                              Carter Fortune, Individually





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